Exhibit 5.13(a)

Golder Associates Ltd.

July 25, 2014

TO:	Seabridge Gold Inc. British Columbia Securities Commission Ontario Securities Commission Alberta Securities Commission United States Securities and Exchange Commission Toronto Stock Exchange

Re:	Seabridge Gold Inc. (the "Company") Consent of Expert

Ladies and Gentlemen:

Reference is made to the following report:

•	2012 KSM (Kerr-Sulphurets-Mitchell) Prefeasibility Study dated June 22, 2012 (the "Report")

In connection with the Company's Short Form Base Shelf Prospectus dated July 25, 2014 and all documents incorporated by reference therein (collectively, the "Prospectus") and the Company's Registration Statement on Form F-10 dated July 25, 2014 and any amendments thereto, including any post-effective amendments (collectively, the "Registration Statement"), I, Ross Hammett, P.Eng., on behalf of myself and Golder Associates Ltd., consent to the use of my name and Golder Associates Ltd.'s name and references to the Report, or portions thereof, in the Prospectus and the Registration Statement and to the inclusion or incorporation by reference of information derived from the Report in the Prospectus and Registration Statement.

I confirm that I have read the Prospectus and the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Report or that are within my knowledge as a result of the services performed by me in connection with the Report.

Yours truly,

/s/ Ross Hammett
Ross Hammett, P.Eng.

Exhibit 5.13(b)

Golder Associates Ltd.

July 25, 2014

TO:	Seabridge Gold Inc. British Columbia Securities Commission Ontario Securities Commission Alberta Securities Commission United States Securities and Exchange Commission Toronto Stock Exchange

Re:	Seabridge Gold Inc. (the "Company") Consent of Expert

Ladies and Gentlemen:

Reference is made to the following report:

•	Courageous Lake Prefeasibility Study dated September 5, 2012 (the "Report")

In connection with the Company's Short Form Base Shelf Prospectus dated July 25, 2014 and all documents incorporated by reference therein (collectively, the "Prospectus") and the Company's Registration Statement on Form F-10 dated July 25, 2014 and any amendments thereto, including any post-effective amendments (collectively, the "Registration Statement"), I, Cameron Clayton, M.Eng., P.Geo., on behalf of myself and Golder Associates Ltd., consent to the use of my name and Golder Associates Ltd.'s name and references to the Report, or portions thereof, in the Prospectus and the Registration Statement and to the inclusion or incorporation by reference of information derived from the Report in the Prospectus and Registration Statement.

I confirm that I have read the Prospectus and the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Report or that are within my knowledge as a result of the services performed by me in connection with the Report.

Yours truly,

/s/ Cameron Clayton
Cameron Clayton, M.Eng., P.Geo.